“House Rules” Delivers Strong Initial Results and Drives Phexxi Growth

- 71% increase in monthly ex-factory sales -
- 56% increase in the number of women starting Phexxi -
- 45% increase in total monthly prescriptions September vs. August 2021 –

SAN DIEGO, CA, October 20, 2021 —Evofem Biosciences, Inc., (NASDAQ: EVFM) today announced significant initial results of “House Rules,” its national direct-to-consumer (DTC) campaign with celebrity spokeswoman Annie Murphy, aimed at broadening awareness and driving uptake of its hormone-free contraceptive, Phexxi® (lactic acid, citric acid and potassium bitartrate) vaginal gel.
“Early metrics powerfully demonstrate that our “House Rules” campaign is effectively reaching our target audience, especially women who are beyond hormones,” said Saundra Pelletier, Chief Executive Officer of Evofem. “We look forward to the ongoing impact of this campaign to raise awareness of Phexxi for hormone-free contraception, recognizing that already 29% of new Phexxi prescriptions are conversions from pill users and 7% are conversions from ring and patch users.”
The "House Rules" DTC campaign, with 2 billion media impressions to date, has resulted in a 263% increase in visitors to Phexxi.com, and impacted key metrics including:
•A 71% increase in ex-factory sales of Phexxi (unit shipments to wholesalers) in September versus August 2021.
•More than 5,100 women have begun using Phexxi since the launch of the “House Rules” campaign, driving a 56% increase in new patient starts in September versus August 2021.
•More than 2,800 women booked telehealth visits in the first three weeks of the campaign, a 4x increase over the three week period pre-launch.
•More than 8,900 Phexxi units were dispensed in September 2021, a 41% increase over the prior month, and total monthly prescriptions grew 45% to 7,839.
•34% increase in new healthcare providers prescribing Phexxi in September versus August 2021. Over 9,400 healthcare providers have written Phexxi since the product launched in September 2020.
Launched on September 9, 2021, the “House Rules” campaign highlights the contraceptive journey of millions of women, like Annie Murphy, who are tired of dealing with the side effects of hormones in their birth control, like depression, mood swings, and irritability, thinking there was something wrong with them.
Watch the “House Rules” commercial and Annie's birth control story on demand on YouTube. Join the conversation on social media, including Instagram (@Phexxi and @EvofemBiosciences), Facebook (@Phexxi and @Evofem), and Twitter (@Evofem).

About Phexxi
Phexxi is an on-demand method of birth control used to prevent pregnancy. Phexxi is not effective when used after sex.  For more information about Phexxi, talk to your healthcare provide and see full Product Information at www.phexxi.com.
Important Safety Information
•Rare cases (0.36%) of bladder and kidney infections have been reported. If you have a history of urinary tract problems that keep coming back, you should not use Phexxi.
•Contact your healthcare provider if you are experiencing genitourinary side effects such as vaginal burning, itching, discharge, genital discomfort (including in male partners), yeast infection, urinary tract infection or bacterial vaginosis.
•Phexxi does not protect against sexually transmitted infections, including HIV.
Please report side effects by contacting Evofem Biosciences toll-free at 1-833-EVFMBIO or contact FDA at 1-800-FDA-1088 or www.fda.gov/medwatch.
Intended for United States residents only.
About Evofem Biosciences
Evofem Biosciences, Inc., (NASDAQ: EVFM) is developing and commercializing innovative products to address unmet needs in women's sexual and reproductive health, including hormone-free, woman-controlled contraception and protection from certain sexually transmitted infections (chlamydia and gonorrhea). Learn more at evofem.com.
Phexxi® is a registered trademark of Evofem Biosciences, Inc.
Forward-Looking Statements
This press release includes "forward-looking statements," within the meaning of the safe harbor for forward-looking statements provided by Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995 including, without limitation, statements related to the ongoing impact of the “House Rules” campaign over the coming year. Various factors could cause actual results to differ materially from those discussed or implied in the forward-looking statements, and you are cautioned not to place undue reliance on these forward-looking statements, which are current only as of the date of this press release. Each of these forward- looking statements involves risks and uncertainties. Important factors that could cause actual results to differ materially from those discussed or implied in the forward-looking statements, or that could impair the value of Evofem Biosciences' assets and business, are disclosed in the Company's SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on March 4, 2021. All forward-looking statements are expressly qualified in their entirety by such factors. The Company does not undertake any duty to update any forward-looking statement except as required by law.

Investor Relations Contact

Amy Raskopf
Evofem Biosciences, Inc.
araskopf@evofem.com
Mobile: (917) 673-5775
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